Exhibit 10.2

EXECUTION VERSION

NEW LENDER SUPPLEMENT

Reference is made to the Credit Agreement dated as of May 26, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Comcast Corporation, a Pennsylvania corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The New Lender identified on Schedule l hereto (the “New Lender”), the Administrative Agent and the Borrower agree as follows:

The New Lender hereby irrevocably makes a Revolving Commitment to the Borrower in the amount set forth on Schedule 1 hereto (the “New Commitment”) pursuant to Section 2.01(b) of the Credit Agreement. From and after the Effective Date (as defined below), the New Lender will be a Lender under the Credit Agreement with respect to the New Commitment.

Each of the Administrative Agent and the Issuing Lenders (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.

The New Lender (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent, any Issuing Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including the obligation to lend in any Alternative Currency).

The effective date of this New Lender Supplement shall be the Effective Date of the New Commitment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this New Lender Supplement by each of the New Lender and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the New Commitment (including payments of principal, interest, fees and other amounts) to the New Lender for amounts which have accrued on and subsequent to the Effective Date.

From and after the Effective Date, the New Lender shall be a party to the Credit Agreement and, to the extent provided in this New Lender Supplement, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof.

This New Lender Supplement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this New Lender Supplement to be executed as of September 21, 2018 by their respective duly authorized officers on Schedule 1 hereto.

[Remainder of page intentionally left blank. Schedule 1 to follow.]

Schedule 1
to New Lender Supplement

Name of New Lender: BANCO SANTANDER, S.A., NEW YORK BRANCH (“BSNY”)

Effective Date of New Commitment: September 21, 2018

Principal Amount of New Commitment: $350,000,000

BANCO SANTANDER, S.A., NEW YORK BRANCH
(“BSNY”), as New Lender

By:	/s/ Rita Walz-Cuccioli
Name: Rita Walz-Cuccioli Title: Executive Director

By:	/s/ Terence Corcoran
Name: Terence Corcoran Title: Executive Director

COMCAST CORPORATION as Borrower

By:	/s/ William E. Dordelman
Name: William E. Dordelman Title: Senior Vice President and Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ John G. Kowalczuk
Name: John G. Kowalczuk Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
as an Issuing Lender

By:	/s/ John G. Kowalczuk
Name: John G. Kowalczuk Title: Executive Director

Citibank, N.A.,
as an Issuing Lender

By:	/s/ Robert F. Parr
Name: Robert F. Parr Title: Vice President & Managing Director

Wells Fargo Bank, National Association,
as an Issuing Lender

By:	/s/ Nicholas Grocholski
Name: Nicholas Grocholski Title: Director

Mizuho Bank, Ltd.,
as an Issuing Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris Title: Authorized Signatory

MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.),
as an Issuing Lender

By:	/s/ Matthew Hillman
Name: Matthew Hillman Title: Vice President

Morgan Stanley Bank, N.A.,
as an Issuing Lender

By:	/s/ Donatus Anusionwu
Name: Donatus Anusionwu Title: Authorized Signatory

The Bank of New York Mellon,
as an Issuing Lender

By:	/s/ Christopher Olsen
Name: Christopher Olsen Title: Vice President

Bank of America, N.A.,
as an Issuing Lender

By:	/s/ Brandon Bolio
Name: Brandon Bolio Title: Director